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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 22, 2003 with respect to the consolidated financial statements and schedule of Roadway Corporation included in Yellow Corporation's Current Report on Form 8-K dated October 21, 2003, filed with the Securities and Exchange Commission in the following Registration Statements on Form S-8 (Nos. 33-47946, 333-02977, 333-16697, 333-59255 333-49618, 333-49620 and 333-88268) and the Registration
Statement (No. 333-108081) on Form S-4 of Yellow Corporation.

                                        Ernst & Young LLP

Akron, Ohio
October 21, 2003